Exhibit 23




CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8, related to The Liposome Company 1996 Equity Incentive Plan, of our report dated February 2, 1996 on our audits of the financial statements of The Liposome Company, Inc.



Princeton, New Jersey
January 24, 1997





                            COOPERS & LYBRAND L.L.P.